Exhibit 10.2
NORTHERN OIL AND GAS, INC.
4350 Baker Road, Suite 400
Minnetonka, Minnesota 55343
August 3, 2023
CONFIDENTIAL
TRT Holdings, Inc.
4001 Maple Avenue
Suite 600
Dallas, Texas 75219
Ladies and Gentlemen:
This termination of agreement (this “Termination Agreement”), dated as of the date written above (the “Effective Date”), is by and among Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC and TRT Holdings, Inc. (together, “TRT”) and Northern Oil and Gas, Inc. (the “Company”) and, solely for the purpose of Section 2 below, Michael Frantz, and terminates that certain amended and restated letter agreement (the “Agreement”), dated as of February 18, 2022, by and among TRT, the Company and, solely for the limited purposes described therein, Michael Frantz, Michael T. Popejoy, Roy Ernie Easley and Bahram Akradi.
Recitals
a.    The Company and TRT desire to terminate the Agreement.
Agreement
In consideration of the respective representations, warranties, covenants, agreements and conditions set forth in this Termination Agreement, and, intending to be legally bound, the parties hereto hereby agree as follows:
1.    Termination of Agreement. The Agreement is hereby terminated in all respects as of the Effective Date and is of no further force and effect. Notwithstanding the foregoing, any claim for breach of the covenants set forth in the Agreement prior to the Effective Date shall survive the termination of the Agreement.
2.    Miscellaneous.
(a)    No failure or delay by any party in exercising any right, power or privilege under this Termination Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written, and prior and contemporaneous oral, agreements and understandings between the parties with respect to the subject matter hereof. This Termination Agreement may be modified or waived only by a separate writing executed by the parties hereto expressly so modifying or waiving this Termination Agreement.
(b)    This Termination Agreement, and any claims arising out of, relating to or associated with this Termination Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles or any other principle that could require the application of the laws of any other jurisdiction. Each of TRT and the Company (i) irrevocably agrees that any suit, action or proceeding arising out of, relating to or associated with this Termination Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Termination Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery or any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of

Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom, (ii) consents to submit itself to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any suit, action or proceeding arising out of, relating to or associated with this Termination Agreement in any court other than the aforesaid courts, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) irrevocably waives, and will not assert, to the fullest extent permitted by applicable law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Termination Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(c)    All the terms and provisions of this Termination Agreement will inure to the benefit of and will be enforceable by the successors, assigns, heirs, executors and administrators of the Company and TRT, as applicable. Except as otherwise expressly set forth herein, nothing contained in this Termination Agreement will create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or a successor, heir, executor, administrator (as applicable) or permitted assignee of such party.
(d)    Neither the Company nor TRT shall issue any press release or public announcement concerning this Termination Agreement without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Company or TRT (as applicable), disclosure is otherwise required by applicable law or by the applicable rules of any stock exchange on which the Company lists securities or in order to comply with any covenants contained in any credit agreements or indentures.
(e)    The parties have participated jointly in the negotiation and drafting of this Termination Agreement. In the event an ambiguity or question of intent or interpretation arises, this Termination Agreement must be construed as if drafted jointly by the parties and no presumption or burden of proof must arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Termination Agreement. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Termination Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” means “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if.”
(f)    This Termination Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Signatures to this Termination Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
[Signature Pages Follow]

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Termination Agreement, which will constitute our agreement with respect to the matters set forth herein.

Very truly yours,
NORTHERN OIL AND GAS, INC.

By:	/s/ Erik J. Romslo
Name: Erik J. Romslo
Title: Chief Legal Officer and Secretary

[Signature Page to Termination Agreement]

Confirmed and Agreed to:
TRT HOLDINGS, INC.

By:	/s/ Paul Jorge
Name:	Paul Jorge
Title:	Authorized Signatory

CRESTA INVESTMENTS, LLC

By:	/s/ Paul Jorge
Name:	Paul Jorge
Title:	Authorized Signatory

CRESTA GREENWOOD, LLC

By:	/s/ Paul Jorge
Name:	Paul Jorge
Title:	Authorized Signatory

[Signature Page to Termination Agreement]

ROBERT B ROWLING, an individual

/s/ Paul Jorge
By:	Paul A. Jorge, attorney-in-fact

[Signature Page to Termination Agreement]

Solely for the purpose of Section 2:

/s/ Michael Frantz
Michael Frantz

[Signature Page to Termination Agreement]